INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended March 31, 1996 of Xytronyx, Inc. and Subsidiary (the Company, a development stage enterprise) of our report dated May 8, 1996 (June 4, 1996 as to Note 7; which report contains an explanatory paragraph referring to the Company's activities as those of a development stage enterprise and to the Company's ability to continue as a going concern) appearing in the Company's 1996 Annual Report to Stockholders.

We also consent to the incorporation by reference of the aforementioned report in the Company's Amendment No. 1 to Registration Statement No. 33-27427 and Registration Statement No. 33-45013 on Form S-8; and, Amendment No. 3 to Registration Statement 33-40630, Amendment No. 2 to Registration Statement No. 33-30853, Amendment No. 1 to Registration Statement No. 33-70006, and Registration Statement No. 33-65063 on Form S-3.



/s/ DELOITTE & TOUCHE LLP
San Diego, California
June 19, 1996